UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ackrell SPAC Partners I Co.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

ACKRELL SPAC PARTNERS I CO.
2093 Philadelphia Pike #1968
Claymont, DE 19703

SUPPLEMENT DATED JUNE 3, 2022 TO PROXY STATEMENT DATED MAY 26, 2022

FOR

SPECIAL MEETNG OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2022

Dear Ackrell SPAC Partners I Co. Stockholder:

As you know, Ackrell SPAC Partners I Co., (the “Company,” “Ackrell,” “we,” “us” or “our”) is holding a special meeting of its stockholders (the “Special Meeting”) on Tuesday, June 21, 2022 at 10:00 a.m. Eastern Time. The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. As stated in the Company’s proxy statement for the Special Meeting dated May 26, 2022 (the “Proxy Statement”), the sole purpose of the Special Meeting is to consider and vote upon the following proposals:

1.      Proposal No. 1 — Extension Amendment Proposal — To amend Ackrell’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), in the form set forth in Annex A to the Proxy Statement, which we refer to as the “Extension Amendment” and such proposal the “Extension Amendment Proposal”, to extend the date by which Ackrell must consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as a “business combination”, from June 23, 2022, or the “Termination Date”, to September 23, 2022 (or such earlier date as determined by the Board), which we refer to as the “Extension”, and such later date, the “Extended Date”; and

2.      Proposal No. 2 — Adjournment Proposal — To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Extension Amendment Proposal (the “Adjournment Proposal”).

The Adjournment Proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Extension Amendment Proposal.

Each of the Extension Amendment Proposal and the Adjournment Proposal are more fully described in the Proxy Statement. In connection with the Extension Amendment Proposal, stockholders have the right to submit their shares of Ackrell common stock underlying the subunits issued in Ackrell’s initial public offering for redemption in exchange for their pro rata portion of the funds held in the trust account if the Extension is implemented, as discussed in the Proxy Statement under the section “Special Meeting of Stockholders – Redemption Rights.” Written requests for redemption must be submitted, together with your subunit certificates (if any) and other redemption forms, physically or electronically using Depository Trust Company’s DWAC System (“DWAC”), to Continental Stock Transfer & Trust Company, the Company’s transfer agent (“Continental”), not later than 5:00 p.m. two business days prior to the Special Meeting (the “Redemption Request Deadline Date”).

The Company has filed this Supplement to the Proxy Statement (this “Supplement”) with the Securities and Exchange Commission to advise stockholders that requests for redemption of the shares of Ackrell common stock underlying the public subunits, together with your subunit certificates (if any) and other redemption forms, must be submitted to Continental, physically or electronically through DWAC, by 5:00 p.m. Eastern Time on June 16, 2022, not June 17, 2022 as stated in the Proxy Statement,

If you have any questions concerning the process for requesting redemption of your shares, please contact Continental at:

Continental Stock Transfer & Trust Company
1 State Street — 30th Floor
New York, New York 10004
Attn: Mark Zimkind
Email: mzimkind@continentalstock.com

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Please complete, date, sign and return the proxy card that was mailed to you with the Proxy Statement without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Special Meeting.

Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record. Only stockholders of record at the close of business on May 16 2022 (the “Record Date”) may vote at the Special Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Special Meeting.

NO ACTION IN CONNECTION WITH THIS PROXY SUPPLEMENT IS REQUIRED BY ANY STOCKHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND WHO DOES NOT WISH TO REVOKE OR CHANGE THAT PROXY. THE RECORD DATE FOR THE SPECIAL MEETING OF STOCKHOLDERS HAS NOT CHANGED.

You may revoke a proxy at any time before it is voted at the Special Meeting by executing and returning a proxy card dated later than the previous one, or by submitting a written revocation to Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198 Attention: Karen Smith, Telephone: 877-870-8565, that is received by the proxy solicitor before we take the vote at the Special Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.